UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2011

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

In connection with the Registration Statement on Form S-1 to be filed by Four Oaks Fincorp, Inc. (the “Company”) to register additional shares of the Company’s common stock (“Common Stock”) for issuance under the Company’s Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan, the Company is filing this Current Report on Form 8-K to update the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”).  Except as set forth below, there have been no material changes to the risks described in Part I, Item 1A, of the Annual Report.

The Company and the Bank are subject to a regulatory written agreement that requires the Company and the Bank to take certain actions.

Effective May 24, 2011, the Company and its wholly-owned bank subsidiary, Four Oaks Bank & Trust Company (the “Bank”), entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”) and the State of North Carolina Office of the Commissioner of Banks (“NCCOB”). The Written Agreement requires the Company and the Bank to take certain actions, including, among other things, strengthening credit risk management practices at the Bank; enhancing the Bank’s policies and procedures related to lending, credit administration, real estate appraisals, loan review, and allowance for loan and lease losses; improving the Bank’s position with respect to past due loans, classified loans, and other real estate owned; and improving capital at the Company on a consolidated basis and at the Bank on a stand-alone basis.  The Company and the Bank are also restricted from taking certain actions, including the payment of dividends as discussed below. Compliance with the Written Agreement’s provisions may require the Company and the Bank to incur higher expenses in connection with such compliance.

The Company is committed to expeditiously addressing and resolving the issues raised in the Written Agreement. However, there can be no assurance that the terms and conditions of the Written Agreement will be met or that the impact or effect of such terms and conditions will not have a material adverse effect on the Company’s financial condition, results of operations, and future prospects.  A material failure to comply with the terms of the Written Agreement could subject the Company and the Bank to additional regulatory actions and further restrictions on the business of the Company and the Bank, including, ultimately, a regulatory takeover of the Bank. The Company and the Bank cannot determine whether or when the Written Agreement will be terminated. Even if the Written Agreement is terminated, in whole or in part, the Company and the Bank may remain subject to supervisory enforcement actions that restrict their activities.

The Company’s ability to pay dividends and interest on its outstanding securities is currently restricted.

The Company has not paid any cash dividends on its Common Stock since it suspended dividends in the fourth quarter of 2010, and it does not expect to resume paying cash dividends on its Common Stock for the foreseeable future.  In order to preserve capital, in January 2011, the Company also exercised its right to defer regularly scheduled interest payments on its outstanding subordinated debentures issued in connection with its trust preferred securities. Pursuant to the terms of the indenture governing the subordinated debentures, the Company may not pay any cash dividends on its Common Stock until it is current on interest payments on such subordinated debentures. In addition, under the terms of the Written Agreement, the Company may not pay cash dividends on its Common Stock or interest on its subordinated debentures or subordinated promissory notes without the prior approval of the FRB.  Accordingly, the Company’s ability to pay dividends to its shareholders and interest on its subordinated debentures and subordinated promissory notes will be restricted until the Written Agreement is terminated.  As a bank holding company, the Company’s ability to declare and pay dividends also depends on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

The Company depends on dividends from the Bank to meet its cash obligations, but the Written Agreement prohibits payment of such dividends without prior regulatory approval, which may affect the Company’s ability to pay its obligations and dividends.

The Company is a separate legal entity from the Bank, and the Company does not have significant operations of its own.  The Company has historically depended on the Bank’s cash and liquidity as well as dividends to pay the Company’s operating expenses.  However, the Written Agreement prohibits the Bank from paying dividends to the Company without the prior written approval of the FRB and the NCCOB. Accordingly, the Company’s ability to receive dividends from the Bank will be restricted until the Written Agreement is terminated.  In addition, various federal and state statutory provisions limit the amount of dividends that subsidiary banks can pay to their holding companies without regulatory approval.  The Bank is also subject to limitations under state law regarding the payment of dividends, including the requirement that dividends may be paid only out of undivided profits and only if the Bank has surplus of a specified level.  In addition to these explicit limitations, it is possible, depending upon the financial condition of the Bank and other factors, that the federal and state regulatory agencies could take the position that payment of dividends by the Bank would constitute an unsafe or unsound banking practice.  Without the payment of dividends from the Bank, the Company may not be able to service its obligations as they become due or to pay dividends on its Common Stock.  Consequently, the inability to receive dividends from the Bank could adversely affect the Company’s financial condition, results of operations, cash flows, and prospects.

The Company’s Common Stock is thinly traded.

The Company’s Common Stock is traded on the OTC Bulletin Board.  There can be no assurance, however, that an active trading market for its Common Stock will develop or be sustained in the future. The Company’s Common Stock is thinly traded and has substantially less liquidity than the average trading market for many other publicly traded companies. Thinly traded stocks can be more volatile than stock trading in an active public market. The Company’s stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to changes in analysts’ recommendations or projections, the Company’s announcement of developments related to its business, operations, and stock performance of other companies deemed to be peers, news reports of trends, concerns, irrational exuberance on the part of investors, and other issues related to the financial services industry. Recently, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies, including those in the financial services sector, have experienced wide price fluctuations that have not necessarily been related to operating performance. The Company’s stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to its performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of the Company’s Common Stock, and the current market price may not be indicative of future market prices. Therefore, the Company’s shareholders may not be able to sell their shares at the volume, prices, or times that they desire.

As part of its capital raising efforts, the Company may issue additional shares of Common Stock or convertible securities that would dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of Common Stock and adversely affect the terms on which the Company may obtain additional capital.

The Company’s authorized capital includes 20,000,000 shares of Common Stock. As of June 30, 2011, the Company had 7,613,135 shares of Common Stock outstanding and had reserved for issuance 352,356 shares underlying options that are or may become exercisable at a weighted average exercise price of $9.98 per share and 46,509 shares underlying warrants that are exercisable for $40.79 per share.  In addition, as of June 30, 2011, the Company had the ability to issue 387,845 shares of Common Stock pursuant to options that may be granted in the future under the Company’s existing equity compensation plans, 106,958 shares of Common Stock under the Employee Stock Purchase and Bonus Plan, and 1,003,812 shares of Common Stock under the Dividend Reinvestment and Stock Purchase Plan. Subject to applicable law, the Company’s Board of Directors generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of Common Stock for any corporate purpose, including issuance of equity-based incentives under or outside of the Company’s equity compensation plans. Any issuance of additional shares of Common Stock or convertible securities will dilute the percentage ownership interest of the Company’s shareholders, may dilute the book value per share of the Company’s Common Stock, and could adversely affect the terms on which the Company may obtain additional capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

		By:	/s/ Nancy S. Wise
Nancy S. Wise
Executive Vice President,
Chief Financial Officer

Date:	July 25, 2011